                                                                    EXHIBIT 10.3

[NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION LOGO]                                   CREDIT AGREEMENT

THIS CREDIT AGREEMENT (the "Agreement") is executed this 1st day of June, 1998 to be effective as of the date described in the first paragraph of the Background section set forth immediately below (the "Effective Date"), and is between Norwest Bank Minnesota, National Association (the "Bank") and Datalink Corporation (the "Borrower").

BACKGROUND

The Borrower has asked the Bank to renew its existing line of credit (the "Line") in the amount of Ten Million and 00/100 Dollars ($10,000,000.00), to be effective as of the date that the treasurer of the Borrower has received at least a net $23,000,000.00 in available funds from the initial public offering of its common stock offered through certain underwriters led by Needham & Company, Inc., Cruttenden Roth Incorporated, and John G. Kinnard and Company, Incorporated. (The date that net funds in this amount have been received to be referred to as the "Effective Date".)

The obligations of the Borrower to the Bank with respect to the Line prior to the Effective Date of this Agreement were evidenced by a Credit Agreement dated June 1, 1998 (the "June 1998 Credit Agreement"), which June 1998 Credit Agreement is to be replaced by this Agreement and will have no further effect. Borrowings under the Line are currently evidenced by a promissory note dated June 1, 1998 (the "June 1998 Revolving Note").

The Bank is agreeable to meeting the Borrower's request provided that the Borrower agrees to the terms and conditions of this Agreement.

The Revolving Note, this Agreement, and all "Security Documents" described in Exhibit B shall be referred to collectively as the "Documents."

In consideration of the above premises, the Bank and the Borrower agree as follows:

1.      LINE OF CREDIT

1.1 LINE OF CREDIT AMOUNT. During the Line Availability Period defined below, the Bank agrees to provide a revolving line of credit
        (the "Line") to the Borrower. Outstanding amounts under the Line shall not, at any one time, exceed the lesser of the Borrowing Base or Ten Million and 00/100 Dollars ($10,000,000.00). The Borrowing Base is defined in Exhibit A-1 to this Agreement.

1.2 LINE AVAILABILITY PERIOD. The "Line Availability Period" shall mean the period of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met, whichever is later, to the Line Expiration Date of May 31, 2000.

1.3 THE REVOLVING NOTE. The Borrower's obligation to repay advances under the Line shall be evidenced by a single promissory note (the "Revolving Note") dated as of the Effective Date, and in form and content acceptable to the Bank. The Revolving Note shall replace, but not be deemed to satisfy, the June 1998 Revolving Note. Reference is made to the Revolving Note for interest rate and repayment terms.

1.4 MANDATORY PREPAYMENT. If at any time the principal outstanding under the Revolving Note plus the face amount of any outstanding Standby
        L/Cs and Documentary L/Cs (as defined below) exceed the lesser of the Borrowing Base or $10,000,000.00, the Borrower must immediately prepay the Revolving Note in an amount sufficient to eliminate the excess. If after making this prepayment the face amount of outstanding Standby L/Cs and Documentary L/Cs continue to exceed this amount, then the Borrower shall deposit sufficient cash into a non-interest bearing account to collateralize the excess. The Borrower hereby grants the Bank a security interest in these funds as security for all of the Borrower's obligations to the Bank.

1.5     STANDBY LETTERS OF CREDIT

(a) Issuance and Expiration. During the Line Availability Period, the Bank may in its sole discretion issue standby letters of credit for the account of the Borrower ("Standby L/Cs"), provided that the Borrower is in compliance with the terms of this Agreement. Each Standby L/C must expire no later than the Line Expiration Date. Prior to the issuance of a Standby L/C, the Borrower will execute the Bank's standard Application and Agreement for Irrevocable Standby Letter of Credit ("Standby L/C Agreement") and such other documents as the Bank deems necessary.

(b) Fees. The Borrower will pay a standby letter of credit fee of 1.00% per annum on the face amount of each Standby L/C subject to a minimum fee of $200. This fee will be paid annually in advance and is in addition to all other fees or expenses provided for in the Standby L/C Agreement.

(c) Reduction of Line Availability and Line Advances. The availability under the Line will be reduced dollar for dollar by the face amount of all outstanding Standby L/Cs plus any unreimbursed draws. Without limiting any rights and remedies available to the Bank under any Standby L/C Agreement, any draw under a Standby L/C may, at the Bank's option, be repaid through an automatic advance under the Line and the advance will be repayable per the terms of this Agreement.

(d) Cash Collateralization of Outstanding Standby L/Cs. Should a default occur under this Agreement, the Bank may require the Borrower to deposit with it in a non-interest bearing account, immediately available funds equal to the face amount of outstanding Standby L/Cs. The Borrower hereby grants the Bank a security interest in the funds which will be security for all of the Borrower's obligations to the Bank.

1.6     DOCUMENTARY LETTERS OF CREDIT

(a) Issuance and Expiration. During the Line Availability Period, the Bank agrees to issue documentary letters of credit for the account of the Borrower ("Documentary L/Cs"), provided that the Borrower is in compliance with the terms of this Agreement. Each Documentary L/C must expire prior to the Line Expiration Date. Prior to the issuance of a Documentary L/C, the Borrower will execute the Bank's standard Master Security Agreement for Irrevocable Documentary Letters of Credit (the "Documentary L/C Agreement") and such other documents as the Bank deems necessary.

(b) Fees and Expenses. Fees and expenses related to each Documentary L/C will be agreed upon at issuance.

(c) Reduction of Line Availability and Line Advances. The availability under the Line will be reduced dollar for dollar by the face amount of all outstanding Documentary L/Cs, plus any unreimbursed draws. Without limiting any rights and remedies available to the Bank under the Documentary L/C Agreement and related documents, any draw under a Documentary L/C may, at the Bank's option, be repaid through an automatic advance under the Line and the advance will be repayable according to the terms of this Agreement.

(d) Cash Collateralization of Outstanding Documentary L/Cs. Should a default occur under this Agreement, the Bank may require the Borrower to deposit with it in a non-interest bearing account, immediately available funds equal to the face amount of the outstanding Documentary L/Cs. The Borrower hereby grants the Bank a security interest in the funds which will be security for all of the Borrower's obligations to the Bank.

2.      FEES AND EXPENSES

2.1 COMMITMENT FEE. During the Line Availability Period the Borrower shall pay the Bank a commitment fee of 0.125% per annum on the average daily unused amount of the Line. This fee shall be calculated on the basis of actual days elapsed in a 360 day year and paid quarterly in arrears beginning the first fiscal quarter end after the Effective Date.

2.2 COLLECTION EXPENSES. In the event the Borrower fails to pay the Bank any amounts due under this Agreement or under the Documents, the Borrower will pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank.

2.3 AUDIT EXPENSE. The Borrower agrees to reimburse the Bank for the cost of periodic audits of all collateral pledged to the Bank which may be conducted no more frequently than twice each calendar year and at a cost of no more than $2,000.00 per audit. The audits may be performed by employees of the Bank or independent contractors retained by the Bank.

3.      ADVANCES AND PAYMENTS

3.1 REQUESTS FOR ADVANCES. Any Line advance permitted under this Agreement must be requested by telephone or in a writing delivered to the Bank (or transmitted via facsimile) by any person reasonably believed by the Bank to be an authorized officer of the Borrower. The Bank will not consider any such request if there is an event which is, or with notice or the lapse of time would be, an event of default under this Agreement. Proceeds will be deposited into the Borrower's account at the Bank or disbursed in such other manner as the parties agree.

3.2 INTEREST RATE OPTIONS. In addition to interest rates based on the Base Rate Option defined in the Revolving Note, the Borrower may elect a fixed rate of interest for a fixed time period and principal amount agreeable to the Bank and Borrower that is based upon any applicable margin stated in said promissory note and an interest rate derived from the current LIBOR rate available to the Bank on national or international money markets for a similar time period and dollar amount.

        To elect the LIBOR Rate Option, as defined in the Revolving Note, the Borrower must request a quote from the Bank two days prior to funding. This request must designate an amount (the "LIBOR Rate Portion") and a period (the "LIBOR Interest Period"). The LIBOR Rate Portion must be at least $100,000 and the LIBOR Interest Period will be for 30, 60 or 90 days or such other period to which the parties may agree. The Bank shall not be obligated to provide a LIBOR rate quote if it determines that no deposits with an amount and maturity equal to those for which a quotation has been requested are available to it in the London interbank market. The Borrower must orally accept a quote when received or it will be deemed rejected. If accepted, the LIBOR Rate Option will remain in effect for the LIBOR Interest Period specified in the quote. At the end of each LIBOR Interest Period the principal amount subject to the LIBOR Rate Option shall bear interest at the Base Rate Option (as defined in the Revolving Note).

3.3 PAYMENTS. All principal, interest and fees due under the Documents will be paid to the Bank by the direct debit of available funds on deposit in the Borrower's account with the Bank. The Bank will debit the account on the dates the payments become due. If a due date does not fall on a day on which the Bank is open for substantially all of its business (a "Banking Day", except as otherwise provided), the Bank will debit the account on the next Banking Day, and interest will continue to accrue during the extended period. If there are insufficient funds in the account on the day the Bank enters any debit authorized by this Agreement, the debit will be reversed and the payment will be due immediately without necessity of demand by direct remittance of immediately available funds. For amounts bearing interest at the LIBOR Rate (if any) a Banking Day is a day on which the Bank is open for business and on which dealings in U.S. dollar deposits are carried on in the London interbank market.

4.      SECURITY

        During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, all amounts due under this Agreement and the Documents shall be secured at all times as provided in Exhibit B. The Borrower also hereby grants the Bank a security interest (independent of the Bank's right of set-off) in its deposit accounts at the Bank and in any other debt obligations of the Bank to the Borrower.

5.      CONDITIONS PRECEDENT

        The Borrower must deliver to the Bank the documents described in Exhibit B, properly executed and in form and content acceptable to the Bank, prior to the Bank's initial advance under this Agreement. The Borrower must also deliver to the Bank, prior to the initial advance and any subsequent Line advances under this Agreement, a Borrowing Base Certificate in the form of Exhibit A-2, at the intervals provided in
        Section 7.1(d).

6.      REPRESENTATIONS AND WARRANTIES

        To induce the Bank to enter into this Agreement, the Borrower, to the best of its knowledge and upon due inquiry, makes the representations and warranties contained in Exhibit C. Each request for an advance under this Agreement constitutes a reaffirmation of these representations and warranties.

7.      COVENANTS

7.1     FINANCIAL INFORMATION AND REPORTING.  Except as otherwise
        stated in this Agreement, all financial information provided to the Bank shall be compiled using generally accepted accounting principles
        consistently applied.   During the time period that credit is available
        under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to:

(a) Annual Financial Statements. Provide the Bank within 120 days of the Borrower's fiscal year end, the Borrower's annual financial statements. The statements must be audited with an unqualified opinion by a certified public accountant acceptable to the Bank.

(b) Interim Financial Statements. Provide the Bank within 45 days of each quarter end, the Borrower's interim financial statements prepared by the Borrower, certified as correct by an officer of the Borrower and in form acceptable to the Bank.

(c) Compliance Certificate. Provide the Bank concurrently with the interim financial statements required above, a Compliance Certificate in the form of Exhibit D, signed by an officer of the Borrower for the quarterly periods ending on the last day of March, June, September and December, which: 1) certifies that the statements have been accurately prepared in accordance with generally accepted accounting principles applied consistently with the last annual financial statements provided by the Borrower; 2) demonstrates that the Borrower remains in compliance with all financial covenants that must be complied with as of the date of the financial statements; and 3) certifies that the officer has no knowledge of any event of default under the Agreement.

(d) Borrowing Base Certificate. Provide the Bank within 45 days of each quarter end, a Borrowing Base Certificate in the form of Exhibit
        A-2 and certified as correct by an officer of the Borrower.

(e) Accounts Receivable Aging. Provide the Bank within 45 days of each quarter end, an accounts receivable aging report in form acceptable to the Bank and certified as correct by an officer of the Borrower acceptable to the Bank.

(f) Inventory List. Provide the Bank within 120 days of each fiscal year end, an inventory list certified as correct by an officer of the Borrower and in form acceptable to the Bank.

(g) Notices. Provide the Bank prompt written notice of: 1) any event which has or might after the passage of time or the giving of notice, or both, constitute an event of default under the Documents, or 2) any event that would cause the representations and warranties contained in this Agreement to be untrue.

(h) Additional Information. Provide the Bank with such other information as it may reasonably request, and permit the Bank to visit and inspect its properties and examine its books and records.

7.2     FINANCIAL COVENANTS

        During all the time periods that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to comply with the financial covenants described below, which shall be calculated using generally accepted accounting principles consistently applied, except as they may be otherwise modified by the following capitalized definitions:

(a) Tangible Net Worth plus Subordinated Debt. Maintain a minimum Tangible Net Worth plus Subordinated Debt of at least $12,000,000.00 as of the Effective Date, increasing by $1.00 each fiscal quarter thereafter.

        "Tangible Net Worth" means total assets less total liabilities and less the following types of assets: (1) leasehold improvements and computer software; (2) receivables and other investments in or amounts due from any shareholder, director, officer, employee or other person or entity related to or affiliated with the Borrower; (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible.

        "Subordinated Debt" means debt that is expressly subordinated to the Bank in a writing acceptable to the Bank.

(b) Total Liabilities to Tangible Net Worth plus Subordinated Debt. Maintain a ratio of total liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of less than 2.00 to 1.0 as of the end of each fiscal quarter.

7.3     OTHER COVENANTS

(a)     Additional Borrowing.  Refrain from incurring any indebtedness except:

                (1)  Trade credit incurred in the ordinary course of business.

                (2) Indebtedness in existence on the date of this Agreement and disclosed in advance to the Bank in writing.

                (3) Purchase money indebtedness (including capitalized leases) for the acquisition of fixed assets, provided that the total principal amount outstanding at any one time does not exceed $1,000,000.00.

(b) Other Liens. Refrain from allowing any security interest or lien on property it owns now or in the future, except:

                (1)     Liens in favor of the Bank.

                (2) Liens for taxes not delinquent or which the Borrower is contesting in good faith.

                (3) Liens outstanding on the date of this Agreement and disclosed in advance to the Bank in writing.

                (4) Liens which secure obligations in a total principal amount not exceeding $5,000.00.

                (5) Liens which secure purchase money indebtedness allowed under this Agreement.

(c) Capital Expenditures. Refrain from making, or committing to make, capital expenditures (including the total amount of any capital leases and the purchase money indebtedness referenced in section 7.3(a)(3)) in an aggregate amount exceeding $1,000,000.00 in any one fiscal year.

(d) Dividends. Refrain from making any cash distributions to its shareholders.

(e) Loans to Officers. Refrain from making any loans or advances to any of its executives, officers, directors, or shareholders.

(f) Sale of Assets. Refrain from selling or leasing during any fiscal year all or a substantial part of its assets, other than sales of inventory in the ordinary course of business.

(g) Insurance. Cause its properties to be adequately insured by a reputable insurance company against loss or damage and to carry such other insurance (including business interruption insurance) as is usually carried by persons engaged in the same or similar business. Such insurance must include a lender's loss payable endorsement in favor of the Bank in form acceptable to the Bank.

(h) Business Acquisition. Refrain from purchasing or otherwise acquiring during any fiscal year, all or substantially all, of the assets of any other person, firm, corporation or other entity in an amount in excess of $5,000,000.00 for any one acquisition in any single fiscal year, and in an amount in excess of $15,000,000.00 in the aggregate for all such acquisitions in any single fiscal year.

(i) Nature of Business. Refrain from engaging in any line of business materially different from that presently engaged in by the Borrower.

(j) Guaranties. Refrain from assuming, guaranteeing, endorsing, or otherwise becoming contingently liable for any obligations of any other person, except for those guaranties outstanding as of the Effective Date and disclosed to the Bank in writing.

(k) Deposit Accounts. Maintain its principal deposit accounts with the Bank.

(l) Form of Organization. Refrain from changing its legal form of organization.

(m) Maintenance of Properties. Make all repairs, renewals or replacements necessary to keep its plant, properties and equipment in good working condition.

(n) Books and Records. Maintain adequate books and records in accordance with generally acceptable accounting principles consistently applied and refrain from making any material changes in its accounting procedures whether for tax purposes or otherwise.

(o) Compliance with Laws. Comply in all material respects with all laws applicable to its business and the ownership of its property.

(p) Preservation of Rights. Maintain and preserve all rights, privileges, charters and franchises it now has.

        These covenants were negotiated by the Bank and Borrower based on information provided to the Bank by the Borrower. A breach of a covenant is an indication that the risk of the transaction has increased. As consideration for any waiver or modification of these covenants, the Bank may require: additional collateral, guaranties or other credit support; higher fees or interest rates; and possible modifications to the Documents and the monitoring of the Agreement. The waiver or modification of any covenant that has been violated by the Borrower will be made in the sole discretion of the Bank. These options do not limit the Bank's right to exercise its rights under
        Section 8 of this Agreement.

8.      EVENTS OF DEFAULT AND REMEDIES

8.1     DEFAULT

        Upon the occurrence of any one or more of the following events of default, or at any time afterward unless the default has been cured, the Bank may declare the Line to be terminated and in its discretion accelerate and declare the unpaid principal, accrued interest and all other amounts payable under the Revolving Note to be immediately due and payable:

(a) Default by the Borrower in the payment when due of any principal or interest due under the Revolving Note or the Documents, including any Standby L/C Agreement or Documentary L/C Agreement and continuance for 10 days.

(b) Default by the Borrower in the observance or performance of any covenant or agreement contained in this Agreement, and continuance for more than 30 days.

(c) Default by the Borrower in the observance or performance of any covenant or agreement contained in the Documents, or any of them, excluding this Agreement, after giving effect to any applicable grace period.

(d) Default by the Borrower in any agreement with the Bank or any other lender that relates to indebtedness or contingent liabilities which would allow the maturity of such indebtedness to be accelerated.

(e) Any representation or warranty made by the Borrower to the Bank is untrue in any material respect.

(f) Any litigation or governmental proceeding against the Borrower seeking an amount in excess of $1,000,000.00 which is not insured or subject to indemnity by a solvent third party either 1) results in a judgment equal to or in excess of that amount against the Borrower or 2) remains unresolved on the earlier of the completion of discovery or the 270th day following its commencement, unless as of that date no judgment has been rendered and contingent liability arising as a result is classified as "remote" by the Borrower's counsel as defined in FASB 5 in a signed opinion addressed to the Bank.

(g) A garnishment, levy or writ of attachment, or any local, state, or federal notice of tax lien or levy is served upon the Bank for the attachment of property of the Borrower in the Bank's possession or indebtedness owed to the Borrower by the Bank.

(h) A material adverse change occurs in the Borrower's financial condition or ability to repay its obligations to the Bank.

8.2     IMMEDIATE DEFAULT

        If, with or without the Borrower's consent, a custodian, trustee or receiver is appointed for any of the Borrower's properties, or if a petition is filed by or against the Borrower under the United States Bankruptcy Code, then the Line shall immediately terminate and the unpaid principal, accrued interest and all other amounts payable under the Revolving Note and the Documents will become immediately due and payable without notice or demand.

9.      MISCELLANEOUS.

(a) 360 Day Year. All interest and fees due under this Agreement will be calculated on the basis of actual days elapsed in a 360 day year.

(b) GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all calculations for compliance with financial covenants will be made using generally accepted accounting principles consistently applied ("GAAP").

(c) No Waiver; Cumulative Remedies. No failure or delay by the Bank in exercising any rights under this Agreement shall be deemed a waiver of those rights. The remedies provided for in the Agreement are cumulative and not exclusive of any remedies provided by law.

(d) Amendments or Modifications. Any amendment or modification of this Agreement must be in writing and signed by the Bank and Borrower. Any waiver of any provision in this Agreement must be in writing and signed by the Bank.

(e) Binding Effect; Assignment. This Agreement and the Documents are binding on the successors and assigns of the Borrower and Bank. The Borrower may not assign its rights under this Agreement and the Documents without the Bank's prior written consent. The Bank may sell participations in or assign this Agreement and the Documents and exchange financial information about the Borrower with actual or potential participants or assignees.

(f) Minnesota Law. This Agreement and the Documents will be governed by the substantive laws of the State of Minnesota.

(g) Severability of Provisions. If any part of this Agreement or the Documents are unenforceable, the rest of this Agreement or the Documents may still be enforced.

(h) Integration. This Agreement and the Documents describe the entire understanding and agreement of the parties and supersedes all prior agreements between the Bank and the Borrower relating to each credit facility subject to this Agreement, whether verbal or in writing.

ADDRESS FOR NOTICES TO BANK:            ADDRESS FOR NOTICES TO BORROWER:

Norwest Bank Minnesota,                 Datalink Corporation
  National Association                  7423 Washington Avenue South
Sixth and Marquette                     Minneapolis, Minnesota 55439
Minneapolis, Minnesota 55479-0091

Attention:  Mike Krutsch,               Attention:  Robert D. DeVere,
            Vice President                          Treasurer

NORWEST BANK MINNESOTA,                 DATALINK CORPORATION
  NATIONAL ASSOCIATION

By: /s/ Michael W. Krutsch              By:  /s/ Robert D. DeVere
    ----------------------------------       ----------------------------
    MICHAEL W. KRUTSCH, VICE PRESIDENT       ROBERT D. DEVERE, TREASURER

                                        By:  /s/ Greg Meland
                                             -----------------------------

                                        Its: President & CEO
                                             -----------------------------

                                 EXHIBIT A-1


BORROWING BASE DEFINITION

Borrowing Base means the sum of 80% of Eligible Accounts Receivable (as defined below) plus 35% of Eligible Inventory or $1,250,000.00, whichever is less (as defined below).

Eligible Accounts Receivable means all accounts receivable except those which are:

        1)      Greater Than 90 days past the invoice date.
        2) Due from an account debtor, 10% or more of whose accounts owed to the Borrower are more than 90 days past the invoice date.
        3) Owed by a shareholder, subsidiary, affiliate, officer or employee of the Borrower.
        4) Due from a unit of the federal government or any foreign governmental entity.
        5) Due from an account debtor located outside the United States or Canada and not supported by standby letter of credit acceptable to the Bank.
        6) Subject to offset or dispute, contra accounts or accounts owed by a shareholder, subsidiary, affiliate, officer or employee of the Borrower.


Eligible Inventory means all inventory of the Borrower, at the lower of cost or market as determined by generally accepted accounting principals, except inventory which is:

        1) In transit; or located at any warehouse not approved by the Bank.
        2)      Evaluation Inventory

                                 EXHIBIT A-2


                             DATALINK CORPORATION
                          BORROWING BASE CERTIFICATE



TO:     Norwest Bank Minnesota,
         National Association
        Sixth and Marquette
        Minneapolis, Minnesota  55479-0091
        (the  "Bank")



             Datalink Corporation (the "Borrower") certifies that the following computation of the Borrowing Base was performed as of ___________________ in accordance with the Borrowing Base definitions set forth in Exhibit A-1 to the Credit Agreement entered into between the Bank and the Borrower dated
______________.

Total A/R                               $
                                         ------------------

        Less:  1) Greater than 90 days  $
                                         ------------------

               2) Other ineligibles     $
                                         ------------------

        Eligible A/R                    $
                                         ------------------

        80% of Eligible Accts. Receivable                   $
                                                             ==================

Total Inventory                         $
                                         ------------------

        Less:  Ineligible Inventory     $
                                         ------------------

        Eligible inventory              $
                                         ------------------

        Lesser of 35% of Eligible Inventory                 $
        Or $1,250,000.00                                     ==================

        Total Borrowing Base                                $
                                                             ==================

        Total Line Outstandings                            ($                  )
                                                             ==================

        Excess (Deficit)                                    $
                                                             ==================

DATALINK CORPORATION

By:
   ---------------------------

Its:
    --------------------------

                                  EXHIBIT B

             CONDITIONS PRECEDENT TO INITIAL ADVANCE AND SECURITY


PLEASE NOTE: This Exhibit describes each Note, Security Document, Authorizations, Organizational Documents, and all miscellaneous documents, reports, certificates and other information required as a condition to each advance or disbursement under the Agreement, whether or not they have previously been delivered to the Bank.

NOTE

The Revolving Note

SECURITY DOCUMENTS

Each Security Document described below must continue in full force and effect at all times in accordance with its terms during the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full. THE FAILURE OF ANY SECURITY DOCUMENT TO MEET THESE REQUIREMENTS MAY RESULT IN AN EVENT OF DEFAULT UNDER THE AGREEMENT AND THE ACCELERATION OF ALL OF THE BORROWER'S OBLIGATIONS TO THE BANK EVIDENCED BY THE DOCUMENTS.

Security Agreement. A Security Agreement dated June 1, 1998 signed by the Borrower granting the Bank a first lien security interest in the Borrower's accounts, inventory, equipment and general intangibles. The Borrower will also execute financing statements sufficient to perfect the security interest granted to the Bank.

AUTHORIZATION

Corporate Certificate of Authority. A certificate of the Borrower's corporate secretary as to the incumbency and signatures of the officers of the Borrower signing the Documents and containing a copy of resolutions of the Borrower's board of directors authorizing execution of the Documents and performance in accordance with the terms of the Agreement.

ORGANIZATION

Articles of Incorporation And By-Laws. A certified copy of the Borrower's Articles of Incorporation and By-Laws and any amendments, if applicable.

Certificate of Good Standing. A copy of the Borrower's Certificate of Good Standing, recently certified by the Minnesota Secretary of State.

OTHER

Evidence of Insurance. Evidence that the insurance required under the Covenant Section of this Agreement is in force.

DC138211

                                  EXHIBIT C

                        REPRESENTATIONS AND WARRANTIES

Organizational Status. The Borrower is a corporation duly formed and in good standing under the laws of the State of Minnesota.

Authorization. This Agreement, and the execution and delivery of the Documents required hereunder, is within the Borrower's powers, and has been duly authorized, and does not conflict with any of its organizational papers or any other agreement by which the Borrower is bound.

Financial Reports. The Borrower has provided the Bank with its annual audited financial statement dated December 31, 1998 and its unaudited interim financial statement dated April 31, 1998, and these statements fairly represent the financial condition of the Borrower as of their respective dates and were prepared in accordance with GAAP.

Litigation. There is no litigation or governmental proceeding pending or threatened against the Borrower which could have a material adverse effect on the Borrower's financial condition or business.

Taxes.  The Borrower has paid when due all federal, state and local taxes.

No Default. There is no event which is, or with notice or the lapse of time would be, an event of default under this Agreement.

ERISA. The Borrower is in compliance in all material respects with ERISA and has received no notice to the contrary from the PBGC or other governmental area.

Environmental Matters. 1) The Borrower is in compliance in all material respects with all health and environmental laws applicable to the Borrower and its operations and knows of no conditions or circumstances that could interfere with such compliance in the future; 2) the Borrower has obtained all environmental permits and approvals required by law for the operation of its business; and 3) the Borrower has not identified any "recognized environmental conditions", as that term is defined by the American Society for Testing and Materials in its standards for environmental due diligence, which could subject the Borrower to enforcement action if brought to the attention of appropriate governmental authorities.

                                  EXHIBIT D
                            DATALINK CORPORATION
                     OFFICER'S CERTIFICATE OF COMPLIANCE

TO:  Norwest Bank Minnesota, National Association
     Sixth and Marquette
     Minneapolis, Minnesota 55479-0091
     (the "Bank")

I am an officer of Datalink Corporation (the "Borrower") and under the terms of a Credit Agreement (the "Agreement") between the Bank and the Borrower dated ________________, and certify that:

(1) The attached financial statements of the Borrower from ______________ through _______________ (the "Statement Date") are true and correct and have been accurately prepared in accordance with generally accepted accounting principles applied consistently with the Borrower's most recent annual financial statement; and

(2) I have read and am familiar with the Agreement and have no knowledge of an existing event of default or of any event which after the lapse of time or the delivery of notice would constitute an event of default under the Agreement.

The calculations regarding each financial covenant, as of the Statement Date, and regardless of whether the Borrower must be in compliance with each covenant as of the Statement Date, are as follows:


COVENANT                                     ACTUAL                        REQUIRED
TANGIBLE NET WORTH PLUS SUB DEBT
    Net Worth
                                         ---------------
    (-) Intangible Assets
                                         ---------------
    (+) Subordinated Debt
                                         ---------------
Tangible Net Worth plus Sub Debt       $                        at least $12,000,000 as of
                                         ===============        the Effective Date increasing
                                                                $1 each fiscal quarter thereafter.

TOTAL LIABILITIES TO TNW
 PLUS SUB DEBT RATIO
    Total liabilities
    (-) Subordinated Debt
                                         ---------------
Total Liabilities
                                         ---------------
    Tangible Net Worth
                                         ---------------
    (+) Subordinated Debt
                                         ---------------
    TNW plus Sub Debt
                                         ---------------
Total Liabilities/TNW plus Sub Debt                             maximum of 2.00 to 1.0 as
                                         ---------------        of each fiscal quarter end


DATALINK CORPORATION

BY:
   -------------------------------
ITS:
    ------------------------------

DC138211

[NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION LOGO]                              REVOLVING NOTE


$10,000,000.00                                          June 1, 1998


FOR VALUE RECEIVED, Datalink Corporation (the "Borrower") promises to pay to the order of Norwest Bank Minnesota, National Association (the "Bank"), at its principal office or such other address as the Bank or holder may designate from time to time, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00), or the amount shown on the Bank's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing on the unpaid balance at the annual interest rate defined below. Absent manifest error the Bank's records will be conclusive evidence of the principal and accrued interest owing hereunder.

This Revolving Note is issued pursuant to a Credit Agreement of even date herewith between the Bank and the Borrower (the "Agreement") and replaces but shall not be deemed to satisfy the June 1998 Revolving Note as defined in the Agreement. The Agreement, and any amendments or substitutions thereto, contain additional terms and conditions including default and acceleration provisions. The terms of the Agreement are incorporated into this Revolving Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement.

INTEREST RATE.

BASE RATE OPTION. Unless the Borrower chooses the LIBOR Interest Rate Option as defined below, the principal balance outstanding under this Revolving Note shall bear interest at an annual rate equal to the Base Rate, floating (the "Base Rate Option"). Base Rate means the rate of interest established by the Bank from time to time as its "base" or "prime" rate of interest at its principal office in Minneapolis, Minnesota.

LIBOR INTEREST RATE OPTION. Subject to the terms and conditions of the Agreement the Borrower may elect that all or portions of the principal balance of this Revolving Note bear interest at the LIBOR Interest Rate plus 1.95% (the "LIBOR Interest Rate Option"). Specific reference is made to the Interest Rate Options section of the Agreement for terms governing the designation of interest periods and rate portions.

The LIBOR Interest Rate shall be computed in accordance with the following formula.

         LIBOR Interest Rate = London Interbank Offered Rate
                               -----------------------------
                               1.00 - Reserve Requirement

         Where,

         (1) "London Interbank Offered Rate" means the Bank's cost of funds as determined by the Bank's Treasury Division, based upon the average rate at which U.S. Dollar deposits with a term equal to the applicable LIBOR Interest Rate Period and in an amount equal to the LIBOR Interest Rate Portion are available to the Bank at the time or determination on the London Interbank Market.

         (2) "Reserve Requirement" means the Federal Reserve System requirement (expressed as a percentage) applicable to the dollar deposits used in calculating the LIBOR Interest Rate above.

REPAYMENT TERMS

INTEREST. Interest will be payable on the first day of each month, beginning July 1, 1998.

PRINCIPAL.  Principal and any unpaid interest, will be due on May 31, 2000.

ADDITIONAL TERMS AND CONDITIONS. The Borrower agrees to pay all costs of collection, including reasonable attorney's fees and legal expenses incurred by the Bank if this Revolving Note is not paid as provided above. This Revolving Note shall be governed by the substantive laws of the State of Minnesota.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. Borrower and any other person who signs, guarantees or endorses this Revolving Note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this Revolving Note.


DATALINK CORPORATION


BY: Greg Meland
   ----------------------------
ITS: President & CEO
    ---------------------------

DC138221